    As filed with the Securities and Exchange Commission on March 18, 1997
                                                             File No. 333-19617
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ----------------------------
                                Post Effective
                               Amendment No. 1
                                      to
                                   FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ----------------------------

                                O'CHARLEY'S INC.
             (Exact name of registrant as specified in its charter)


          TENNESSEE
(State or other jurisdiction of                        62-1192475
incorporation or organization)           (I.R.S. employer identification number)


                3038 SIDCO DRIVE, NASHVILLE, TENNESSEE  37204
                                 (615) 256-8500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                GREGORY L. BURNS
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                 3038 SIDCO DRIVE, NASHVILLE, TENNESSEE  37204
                                 (615) 256-8500
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                                J. PAGE DAVIDSON
                             BASS, BERRY & SIMS PLC
                             FIRST AMERICAN CENTER
                          NASHVILLE, TENNESSEE  37238
                                 (615) 742-6200
                                 --------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ] ______________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                        POST-EFFECTIVE AMENDMENT NO. 1
          TO REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-19617)
                               O'CHARLEY'S INC.

                     Report of Results and Deregistration

        This Registration Statement on Form S-3 (Registration No. 333-19617) (the "Registration Statement") registered 172,248 shares of Common Stock, no par value per share (the "Shares"), of O'Charley's Inc. (the "Company"). The Shares were sold in brokerage transactions at prevailing market prices through J.C. Bradford & Co., in privately negotiated transactions for the account of the Selling Shareholders at prices at or near the market price or in other privately negotiated transactions.

        A total of 134,999 Shares were sold pursuant to the Registration Statement. Accordingly, pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking (3) contained in Part II of the Registration Statement, the Company hereby deregisters the 37,249 Shares registered under the Registration Statement which were not sold in the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Nashville, State of Tennessee, on this 17th day of March, 1997.

                                       O'CHARLEY'S INC.


                                       By:  /s/ Gregory L. Burns
                                            -----------------------------
                                            Gregory L. Burns, President,
                                              Chief Executive Officer and
                                              Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                        Capacity                      Date
-----------------------  --------------------------------------  --------------
/s/ Gregory L. Burns     President, Chief Executive Officer,
-----------------------  and Chairman of the Board               March 17, 1997
Gregory L. Burns

       *                 Chief Financial Officer,
-----------------------  Secretary and Treasurer                 March 17, 1997
A. Chad Fitzhugh

       *                 Director                                March 17, 1997
-----------------------
John W. Stokes, Jr.

       *                 Director                                March 17, 1997
-----------------------
Richard Reiss, Jr.

       *                 Director                                March 17, 1997
-----------------------
G. Nicholas Spiva

       *                 Director                                March 17, 1997
-----------------------
H. Steve Tidwell


       Signature                        Capacity                      Date
-----------------------  --------------------------------------  --------------

        *                Director                                March 17, 1997
-----------------------
C. Warren Neel

        *                Director                                March 17, 1997
-----------------------
Samuel H. Howard

        *                Director                                March 17, 1997
-----------------------
Shirley A. Zeitlin


* By:  /s/ Gregory L. Burns
  ----------------------------------
  Gregory L. Burns, Attorney-in-Fact








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